Zion Oil & Gas Newsletter

December 22, 2010

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Dear Shareholder and/or Friend of Zion

As 2010 draws to a close, I have been reflecting on the past year and the progress that Zion has made during the last twelve months..

A philosopher once said: “A journey of a thousand miles begins with a single step”.

At Zion we have been steadily taking many steps, some small and some large, that we believe, with G-d's help, will lead to success with our oil & gas exploration efforts.

For example:

(i) In August, we began drilling operations on our Ma'anit-Joseph #3 well, in our Joseph License area, onshore Northern Israel. As you can read below, we are currently drilling at a depth of over 14,250 feet.

To put that in perspective, the Empire State Building in New York City is 1,250 feet tall, so the depth of the Ma'anit-Joseph #3 well is roughly equivalent to stacking up eleven and one-half Empire State Buildings on top of each other.

(ii) During the past year, the following oil & gas professionals joined Zion:

In February, Bill Ottaviani joined the Company as our President and Chief Operating Officer. Bill is a Petroleum Engineer who spent 25 years working for Chevron Corporation. He is now also a Zion Board member.

In September, Victor Carrillo, currently serving as Chairman of the Railroad Commission of Texas, joined Zion as a member of our Board.

(iii) We were successful in raising finance to fund our petroleum exploration efforts, onshore Israel. In July we completed a rights offering for gross proceeds of approximately $12.4 million and, most recently, last week we completed a rights offering for gross proceeds of approximately $18.2 million. Below, you can read Zion's press release regarding the rights offering that closed, last week, on December 15th.

Personally, I continue to be optimistic about the possibility of recovering hydrocarbons on our license and permit areas, onshore Israel, especially due to the U.S. Geological Survey report, published in April 2010, containing their assessment that there may be 1.7 billion barrels of recoverable oil and 122 trillion cubic feet of recoverable gas in the Levant Basin, as all of Zion’s exploration rights fall within the area of the Levant Basin.”

Finally, as we enter the holiday season and the conclusion of 2010, I want to thank you for your support of Zion. Israel continues to be at the center of much world news and, for many, close to the center of their heart.

"To those who understand there are no questions and

to those who don't understand there are no answers."

I wish you and your loved ones much happiness and success in 2011 and I hope that the year ahead will be the one that brings Zion Oil & Gas the success that we have all been working towards.

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Here is this week's operational update:

Drilling Operations at the Ma'anit-Joseph #3 Wellsite

Dr. Eliezer Kashai, Zion's Vice President – Israeli Exploration of Zion since October 2000 holds his painting of "The drilling rig at dawn at the Ma'anit-Joseph #3 wellsite"

On August 26, 2010, drilling operations began on the Ma'anit-Joseph #3 well, in our Joseph License area, onshore Northern Israel.

During the past several weeks, we have been steadily drilling an 8-1/2" hole.  Aside from routine bit changes due to normal wear and testing of the blow out prevention (BOP) equipment, drilling has been proceeding without interruption.

As of Wednesday, December 22, 2010, we have achieved a depth of approximately 4,345 meters (14,255 feet).  We will continue to drill an 8-1/2" hole to an approximate depth of 4,500 meters (14,764 feet) at which point we will obtain the next set of open-hole logs and set the next casing string. This will likely occur within the next few days, before the end of this year.

Rights Offering

On December 15, 2010, Zion completed its rights offering; the gross proceeds were $18,214,105.

A total subscription for 3,642,821 Units was accepted (including all of the over-subscription), where:

One ($5) Unit = One Share of Zion stock + One ($4) Warrant to purchase Zion stock

The Warrants are exercisable through December 31, 2012 at a per share exercise price of $4.00.

Commencing December 28, 2010, the ($4) Warrants will be listed on the NASDAQ Global Market under the symbol ZNWAZ.

The Common Stock will continue to be listed under the symbol ZN

Below, you can read Zion's recent press release regarding the completed rights offering.

"In your good pleasure, make Zion prosper..."
Psalm 51:18

Thank you for your support of Zion and Shalom from Israel

Richard Rinberg

CEO of Zion Oil & Gas, Inc.

www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, anticipated attributes of geological strata being drilled, the presence or recoverability of hydrocarbons, the sufficiency of cash reserves, ability to raise additional capital, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Contact Information

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More information about Zion is available at www.zionoil.com or by contacting Mike Williams at:

Zion Oil & Gas, Inc. 6510 Abrams Rd., Suite 300, Dallas, TX 75231
telephone 1-214-221-4610
email: dallas@zionoil.com
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Zion Oil & Gas Completes Rights Offering

Dallas, Texas and Caesarea, Israel – December 16, 2010: Zion Oil & Gas, Inc. (NASDAQ GM: ZN) announced today that on December 15, 2010 it completed its previously announced rights offering. The preliminary outcome of the rights offering, as of the close of business on December 15, 2010, indicates that subscriptions for approximately 3.65 million units, for gross proceeds of approximately $18.25 million, have been received (including over-subscriptions). All shareholders that requested over-subscription shares will be awarded their full over-subscription request.

Zion’s Chief Executive Officer, Richard Rinberg, said today, “I am pleased to announce the successful conclusion of our rights offering. The proceeds from this offering provide us with the funds that we believe are necessary to allow us to proceed with our planned drilling subsidiary, provide us with financial and operating flexibility and enable us to further our exploration and drilling program significantly.

We have successfully drilled approximately two-thirds of our Ma’anit-Joseph #3 well and are now drilling the final third.

We remain excited about the possibility of recovering hydrocarbons on our license and permit areas, onshore Israel, especially due to the U.S. Geological Survey report, published in April 2010, containing their assessment that there may be 1.7 billion barrels of recoverable oil and 122 trillion cubic feet of recoverable gas in the Levant Basin, as all of Zion’s exploration rights fall within the area of the Levant Basin.”

Under the completed rights offering, holders of record of Zion’s common stock were given non-transferable subscription rights to purchase eighteen (18) Units for every one hundred (100) shares of common stock owned as of the close of business on September 28, 2010. The purchase price of a Unit was $5. Each Unit consisted of one (1) share of Zion’s common stock and one (1) warrant to purchase an additional share of Zion's common stock at an exercise price of $4.00.

Zion is currently drilling its Ma’anit-Joseph #3 well in Northern Israel and has currently reached a drilling depth of approximately 13,123 feet (4,000 meters). The Ma’anit-Joseph #3 well has targets in both the Triassic geological zone and the Permian geological zone. The primary target is Permian age lithology, expected at a depth of approximately 19,357 feet (5,900 meters).

For updates on the drilling activity please visit Zion’s website www.zionoil.com

Zion’s common stock trades on the NASDAQ Global Market under the symbol “ZN” and Zion’s $7 warrants trade under the symbol “ZNWAW”. From December 28, 2010 through their expiration date of December 31, 2012, Zion's $4 warrants will trade on the NASDAQ Global Market under the symbol “ZNWAZ". Zion's transfer agent is in the process of distributing the share and warrant certificates to those rights holders who participated in the rights offering, either directly or through their brokers.

Zion Oil & Gas, a Delaware corporation, explores for oil and gas in Israel in areas located on-shore between Haifa and Tel Aviv. It currently holds two petroleum exploration licenses, the Joseph and the Asher-Menashe Licenses, between Netanya, in the south, and Haifa, in the north, covering a total of approximately 162,000 acres and the Issachar-Zebulun Permit Area, adjacent to and to the east of Zion’s Asher-Menashe license area, covering approximately 165,000 acres. Zion’s total petroleum exploration rights area is approximately 327,000 acres.

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion’s planned operations, geophysical and geological data and interpretation, anticipated attributes of geological strata being drilled, drilling efforts and locations, the presence or recoverability of hydrocarbons, sufficiency of cash reserves, the successful establishment of the drilling subsidiary and the negotiation and execution of definitive agreements with the current owner of the drilling rig with respect thereto, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion’s periodic reports filed with the SEC and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Zion’s homepage may be found at: www.zionoil.com

Contact:

Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300
Dallas, TX 75231

Mike Williams, 214-221-4610

Email: dallas@zionoil.com